UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2002

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-6100

N/A
(Former name or former address, if changed since last report)

Item 9.         Regulation FD Disclosure.

        Nu Skin Enterprises, Inc. (the “Company”) is holding a conference for its top distributor leaders beginning on Saturday April 20, 2002. At the conference, the Company is discussing many issues relating to the business, including several new initiatives. These new initiatives include a significant expansion of the Company’s operations in China. Traditional direct selling through independent contractors is currently not allowed in China, therefore, the Company’s expansion efforts are focused on retail expansion with an employed sales force. The Company currently is working on plans to accomplish the following over the next twelve months:

1.         The Company plans to expand its retail stores from 32 today to over 100 by the end of 2002.

2.         The Company is working to expand its employed sales force in China from approximately 500 today to 800 by the end of the year and to 2,000 by early 2003, bringing its total employee base in China to approximately 2,500 in the next 12 months. The employed sales force will be paid a base wage which is customary in China, as well as sales incentives based upon retail sales under a compensation plan tailored for China.

3.         The Company plans to begin selling the Nu Skin premium line of products in its China retail establishments in early 2003.

4.         To accomplish these objectives, the Company plans to implement an extensive employed sales representative hiring and training program over the next 18 months in China. This process is expected to include efforts by Company personnel and select distributor leaders who have demonstrated the ability to effectively train others on the Company’s business and product lines. The Company is focused on business expansion in select provinces and cities in China.

5.         The Chinese government has indicated that by late 2004, new direct selling guidelines will be issued. Until the Company is comfortable that it can successfully operate under such guidelines, it plans to continue to expand its retail presence with an employed sales force in-line with current regulations in China.

         The Company also plans to announce to distributors an acquisition of First Harvest International, LLC, a small dehydrated food manufacturer that has developed a unique network marketing program under the label “Nourish the World” that provides incentives for soliciting food purchases that can then be contributed for humanitarian relief. The Company plans to make the food available through the Internet, via the e-commerce mall operated by Big Planet. The Company believes that by providing incentives to its professional sales force to solicit food purchases, the Company will be able to help increase food donations to relief agencies. First Harvest International has already provided over two million meals to international relief agencies such as Feed the Children and the American Red Cross.

         The disclosure set forth above includes forward-looking statements related to the Company’s plans for China including the plan to expand stores, introduce its premium Nu Skin line of products, and increase the number of employed sales representatives. In addition, the disclosure set forth above includes forward-looking statements regarding the introduction of the First Harvest International dehydrated foods and marketing plan. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to:

         (a)        The Company’s plans for expansion in China are still preliminary and are subject to further revision and modification as the Company works with national and local governmental agencies in China in connection with the implementation of its plans. Any such changes could impact the Company’s current expectations for expanding its operations in this market as described above.

         (b)         The regulatory climate in China is changing with the country’s acceptance into the World Trade Organization and the Company’s plans could be adversely affected if the Company is not able to work successfully with national and local governmental agencies in China to implement its plans and expand its business. Although the Company is working closely with national and local governmental agencies in developing its plans, the Company's efforts to comply with local laws may be adversely affected by an evolving regulatory climate and subjective interpretation of laws. Any determination that the Company’s operations or activities are not in compliance with applicable regulations could negatively impact the Company.

         (c)         As the Company operates a global seamless network marketing model, but is employing a different model in China, there is a risk that foreign distributors may inappropriately conduct business in China in a prohibited fashion and precipitate negative media or regulatory impacts to the Company.

         (d)         The current restrictions on direct selling activities in China could adversely affect the ability of the Company to expand its operations in China because the Company operates in a direct selling format in other markets. There can be no assurance that the Company will be able to implement its standard direct selling model at anytime in the future in China, which would limit its success in this market.

         (e)         Risks associated with First Harvest International’s marketing plan including the ability of such plan to gain acceptance among the Company’s distributors, risks associated with the tax consequences of donations of food by purchasers of the products, and other related risks.

The Company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the Company with the Securities and Exchange Commission, including the Company’s most recent Form 10-K and Form 10-Q. The forward-looking statements set forth the Company’s beliefs as of the date of this Form 8-K, and the Company assumes no duty to update the forward-looking statements contained in this Form 8-K to reflect any change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ M. Truman Hunt
M. Truman Hunt
Executive Vice President and General Counsel

Date:     April 19, 2002